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                                   AMENDMENT,
                             DATED AUGUST 11, 1998,
                                       TO
                         INVESTMENT MANAGEMENT CONTRACT
                           BETWEEN RYDEX SERIES TRUST
                            AND PADCO ADVISORS, INC.,
                               DATED MAY 14, 1993,
                                   AS AMENDED

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                                  AMENDMENT TO

                         INVESTMENT MANAGEMENT CONTRACT

                                     BETWEEN

                               RYDEX SERIES TRUST

                                       AND

                              PADCO ADVISORS, INC.

         The following amendment is made to Section 4 of the Investment Management contract between Rydex Series Trust (the "Trust") and PADCO Advisors, Inc. (the "Manager"), dated September 25, 1996, as amended to date (the "Contract"), and is hereby incorporated into and made a part of the Contract:

            Section 4 of the Contract is amended, effective August 11, 1998, to read as follows:

            "As compensation for the services to be rendered and charges and expenses to be assumed and paid by the Manager as provided in Section 2, the Funds shall pay the Manager an annual fee based on the average daily net value of the respective Funds in accordance with the following schedule:

                   The Nova Fund                 0.75% (75/100's of one percent)

                   The Rydex U.S. Government
                    Money Market Fund            0.50% (50/100's of one percent)

                   The Rydex Precious            0.75% (75/100's of one percent)
                    Metals Fund

                   The Ursa Fund                 0.90% (90/100's of one percent)

                   The Rydex U.S. Government
                    Bond Fund                    0.50% (50/100's of one percent)

                   The Rydex OTC Fund            0.75% (75/100's of one percent)

                   The Juno Fund                 0.90% (90/100's of one percent)

                   The Arktos Fund               0.90% (90/100's of one percent)

                   The Rydex High Yield Fund     0.75% (75/100's of one percent)

                   The Rydex Banking Fund        0.85% (85/100's of one percent)

                   The Rydex Basic Materials     0.85% (85/100's of one percent)
                    Fund

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                   The Rydex Biotechnology Fund  0.85% (85/100's of one percent)

                   The Rydex Consumer Products   0.85% (85/100's of one percent)
                    Fund

                   The Rydex Electronics Fund    0.85% (85/100's of one percent)

                   The Rydex Energy Fund         0.85% (85/100's of one percent)

                   The Rydex Energy Services     0.85% (85/100's of one percent)
                    Fund

                   The Rydex Financial           0.85% (85/100's of one percent)
                    Services Fund

                   The Rydex Health Care Fund    0.85% (85/100's of one percent)

                   The Rydex Leisure Fund        0.85% (85/100's of one percent)

                   The Rydex Retailing Fund      0.85% (85/100's of one percent)

                   The Rydex Technology Fund     0.85% (85/100's of one percent)

                   The Rydex Telecommunications  0.85% (85/100's of one percent)
                    Fund

                   The Rydex Transportation Fund 0.85% (85/100's of one percent)

                  The fee will be paid monthly not later than the fifth (5th) business day of the month following the month for which services have been provided. In the event of termination of this Contract, the fee shall be computed on the basis of the period ending on the last business day on which this Contract is in effect subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month, and such fee shall be payable on the date of termination of this Contract with respect to each such Fund. For purposes of calculating the Manager's fee, the value of the net assets of each respective Fund shall be determined in the same manner as such Fund uses to compute the value of its net assets in connection with the determination of the net asset value of its shares, all as set forth more fully in such Fund's current Prospectus and Statement of Additional Information."

                  The address of the Trust in Section 11 of the Contract is amended, effective August 11, 1998, to read as follows:

                  "Rydex Series Trust
                  6116 Executive Boulevard
                  Suite 400
                  Rockville, MD 20852"

         In witness whereof, the parties hereto have caused these Amendments to be executed in their names and on their behalf and through their duly-authorized officers as of the 11th day of August 1998.

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                                            RYDEX SERIES TRUST


                                            /S/ Albert P. Viragh, Jr.
                                            --------------------------
                                            By:      Albert P. Viragh, Jr.
                                            Title:   President


                                            PADCO ADVISORS, INC.


                                            /S/ Albert P. Viragh, Jr.
                                            --------------------------
                                            By:      Albert P. Viragh, Jr.
                                            Title:   President